EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated February 24, 2010 with respect to i) the consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009, the four months ended December 31, 2007, and the year ended August 31, 2007; ii) Energy Transfer Partners, L.P.’s internal control over financial reporting as of December 31, 2009; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. and subsidiaries as of December 31, 2009; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. and subsidiaries as of December 31, 2009, all included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Energy Transfer Partners, L.P., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
January 12, 2011